Exhibit 10.4.1.1

NEWSTAR FINANCIAL, INC.

FIRST AMENDMENT TO

RESTRICTED STOCK AGREEMENT

Each of the undersigned is a party to an individual Restricted Stock Agreement with NewStar Financial, Inc. (f/k/a Novus Capital, Inc.), a Delaware corporation (the “Company”), dated on either June 17, 2004, July 22, 2004, Feb 10, 2005 or August 22, 2005, (collectively, the “Agreement”). This FIRST AMENDMENT to the Agreement is entered in to as of December     , 2006 (the “Amendment”). Capitalized terms used herein without definition shall have the meanings assigned thereto in the Agreement.

W I T N E S S E T H:

WHEREAS, the requisite parties to the Agreement desire to amend the Agreement in accordance with Section 17 thereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties for themselves, their heirs, executors, administrators, successors and assigns, do hereby covenant and agree as follows:

Section 1. Amendment to Section 1. That certain reference to “Conversion Ratio” and that certain reference to “IPO Price” in Section 1 of the Agreement are hereby deleted and replaced in their entirety as follows:

“Conversion Ratio” shall be 2.2760 per share of Common Stock.

“IPO Price” shall be $16.00 per share of Common Stock.

Section 2. Miscellaneous.

(a) Except as specifically amended above, the Agreement is and shall continue to be in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall serve as an original of the party executing the same, but all of which shall constitute but one and the same agreement.

(c) All headings set forth in this Amendment are intended for convenience only and shall not control or affect the meaning, construction or effect of this Amendment or the Agreement or of any of the provisions hereof or thereof.

(d) This Amendment shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.

Section 3. Authorization. This Amendment has been executed by the Company and Management Members holding at least sixty-six and two thirds percent (66  2/3%) of the outstanding Class A Common Stock held by Management Members.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Agreement to be executed by their duly authorized as of the same day and year first above written.

COMPANY:

NEWSTAR FINANCIAL, INC.

By:
Name:
Title:

SIGNATURE PAGE TO FIRST AMENDMENT TO THE RESTRICTED STOCK AGREEMENT

MANAGEMENT MEMBERS:

Name: J. Daniel Adkinson

Name: John Bray

Name: R. Phillip Burnaman

Name: Thomas Calhoun

Name: Robert Clemmens

Name: Timothy Conway

Name: Mark Cordes

Name: David Dobies

Name: John Frishkopf

SIGNATURE PAGE TO FIRST AMENDMENT TO THE RESTRICTED STOCK AGREEMENT

Name: James Korinek

Name: William Mallon

Name: Pat McAuliffe

Name: Greg Pachus

Name: R. Scott Poirier

Name: David Roberts

Name: Peter Schmidt Fellner

Name: Timothy Shoyer

Name: Bharath Shrikrishnan

SIGNATURE PAGE TO FIRST AMENDMENT TO THE RESTRICTED STOCK AGREEMENT